EXHIBIT 21

MURPHY OIL CORPORATION

SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2009

Name of Company	State or Other Jurisdiction of Incorporation	Percentage of Voting Securities Owned by Immediate Parent
Murphy Oil Corporation (REGISTRANT)
A. Caledonia Land Company	Delaware	100.0
B. El Dorado Engineering Inc.	Delaware	100.0
1. El Dorado Contractors Inc.	Delaware	100.0
C. Marine Land Company	Delaware	100.0
D. Murphy Eastern Oil Company	Delaware	100.0
E. Murphy Exploration & Production Company	Delaware	100.0
1. Mentor Holding Corporation	Delaware	100.0
a. Mentor Excess and Surplus Lines Insurance Company	Delaware	100.0
b. MIRC Corporation	Louisiana	100.0
2. Murphy Building Corporation	Delaware	100.0
3. Murphy Exploration & Production Company – International	Delaware	100.0
a. Canam Offshore Limited	Bahamas	100.0
(1) Murphy Peninsular Malaysia Oil Co., Ltd.	Bahamas	100.0
(2) Murphy Sabah Oil Co., Ltd.	Bahamas	100.0
(3) Murphy Sarawak Oil Co., Ltd.	Bahamas	100.0
b. El Dorado Exploration, S.A.	Delaware	100.0
c. Murphy Australia Holdings Pty. Ltd.	Western Australia	100.0
d. Murphy Australia Oil Pty. Ltd.	Western Australia	100.0
e. Murphy Brazil Exploracao e Producao de Petroleo e Gas Ltda.
(see company j.(1) below)	Brazil	90.0
f. Murphy Exploration (Alaska), Inc.	Delaware	100.0
g. Murphy Global, Inc.	Delaware	100.0
h. Murphy International Marketing & Trading Company	Delaware	100.0
i. Murphy Italy Oil Company (see company F. below)	Delaware	95.0
j. Murphy Overseas Ventures Inc.	Delaware	100.0
(1) Murphy Brazil Exploracao e Producao de Petroleo e Gas Ltda.
(see company e. above)	Brazil	10.0
k. Murphy Semai Oil Co., Ltd.	Bahamas	100.0
l. Murphy Somali Oil Company	Delaware	100.0
m. Murphy South Barito, Ltd.	Bahamas	100.0
n. Murphy Southern Philippines Oil Co., Ltd.	Bahamas	100.0
o. Murphy-Spain Oil Company	Delaware	100.0
p. Murphy Suriname Oil Company Ltd.	Bahamas	100.0
q. Murphy Thailand Oil Co., Ltd.	Bahamas	100.0
r. Murphy West Africa, Ltd.	Bahamas	100.0
s. Ocean Exploration Company	Delaware	100.0
(1) Odeco Italy Oil Company (see company t. below)	Delaware	5.0
t. Odeco Italy Oil Company (see company s.(1) above)	Delaware	95.0
4. Murphy Exploration & Production Company – USA	Delaware	100.0
F. Murphy Italy Oil Company (see company E.3.(i) above)	Delaware	5.0

Ex. 21-1

EXHIBIT 21 (Contd.)

MURPHY OIL CORPORATION

SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2009 (Contd.)

Name of Company	State or Other Jurisdiction of Incorporation	Percentage of Voting Securities Owned by Immediate Parent
Murphy Oil Corporation (REGISTRANT) – Contd.
G. Murphy Oil Company Ltd.	Canada	100.0
1. Murphy Atlantic Offshore Finance Company Ltd.	Canada	100.0
2. Murphy Atlantic Offshore Oil Company Ltd.	Canada	100.0
3. Murphy Canada Exploration Company	NSULCo.*	100.0
a. Environmental Technologies Inc.	Canada	52.0
(1) Eastern Canadian Coal Gas Venture Ltd.	Canada	100.0
4. Murphy Canada, Ltd.	Canada	100.0
5. Murphy Finance Company	NSULCo.*	100.0
H. Murphy Oil USA, Inc.	Delaware	100.0
1. 864 Beverage, Inc.	Texas	100.0
2. 864 Holdings, Inc.	Texas	100.0
3. Arkansas Oil Company	Delaware	100.0
4. Hankinson Holding, LLC	Delaware	100.0
a. Hankinson Renewable Energy, LLC	Delaware	100.0
5. Murphy Crude Oil Marketing, Inc.	Delaware	100.0
6. Murphy Gas Gathering Inc.	Delaware	100.0
7. Murphy Latin America Refining & Marketing, Inc.	Delaware	100.0
8. Murphy LOOP, Inc.	Delaware	100.0
9. Murphy Lot Holdings, LLC	Delaware	100.0
10. Murphy Oil Trading Company (Eastern)	Delaware	100.0
11. Spur Oil Corporation	Delaware	100.0
12. Superior Crude Trading Company	Delaware	100.0
I. Murphy Realty Inc.	Delaware	100.0
J. Murphy Ventures Corporation	Delaware	100.0
K. New Murphy Oil (UK) Corporation	Delaware	100.0
1. Murphy Petroleum Limited	England	100.0
a. Alnery No. 166 Ltd.	England	100.0
b. Petrol Express Ltd.	England	100.0
c. Murco Petroleum Limited	England	100.0
(1) European Petroleum Distributors Ltd.	England	100.0

*	Denotes Nova Scotia Unlimited Liability Company.

Ex. 21-2